PAVmed Announces Registered Direct Offering of its Common Stock

NEW YORK, Apr. 12, 2019 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today announced it has entered into agreements for the sale of 1,655,000 shares of common stock in a registered direct offering at a price of $1.00 per share.

The estimated net proceeds to PAVmed from the registered direct offering are expected to be approximately $1.6 million after deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about April 16, 2019 subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent with respect to certain institutional investors for this offering. The Company did not engage a placement agent for securities purchased by select investors.

The offering was made pursuant to an effective shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering is being filed with the Securities and Exchange Commission. Copies of the prospectus supplement relating to the offering, together with the accompanying base prospectus included in the registration statement, may be obtained from the Securities and Exchange Commission at www.sec.gov, or from the Company at One Grand Central Place, Suite 4600, New York, New York 10165, Telephone (212) 949-4319. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct medical device company employing a unique business model designed to advance innovative products to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its five lead technologies provide groundbreaking approaches to carpal tunnel syndrome (CarpX™), precancerous conditions of the esophagus (EsoGuard™/EsoCheck™), vascular access (PortIO™), pediatric ear infections (DisappEAR™) and medical infusions (NextFlo™). The company is also developing innovative products in other areas, such as catheters and tissue ablation, while seeking to further expand its pipeline through engagements with clinician innovators and leading academic medical centers. For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, PAVmed’s ability to complete the stock offering; volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com